UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2016

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina	28211

(Address of principal executive offices)	(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 6, 2016, Coca-Cola Bottling Co. Consolidated (the “Company”) and The Coca-Cola Company, by and through its Coca-Cola North America division (“CCNA”), entered into the 2016 Incidence Pricing Letter Agreement (the “Agreement”) regarding pricing of concentrate that the Company purchases from CCNA to manufacture sparkling beverages of The Coca-Cola Company, FUZE Refreshments (Coldfill only) and Minute Maid Adult Refreshments (Coldfill only) (collectively, the “Brands”) for sale to customers of the Company in its authorized distribution territories. The Agreement will not apply to concentrate that the Company purchases to manufacture finished goods for resale to CCNA or to authorized Coca-Cola bottlers that are not owned and controlled by the Company.

During the one-year term of the Agreement, from January 1, 2016 through December 31, 2016, the pricing of the concentrates for the Brands will be governed by the Agreement rather than the Cola and Allied Beverage Agreements, which are defined and described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2016, as filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2016. The incidence prices that The Coca-Cola Company will charge under the Agreement for the concentrates purchased by the Company will be impacted by a number of factors, including the incidence rate for the Brands in effect from time to time, the Company’s pricing and sales of finished products that are covered by the Agreement, the channels in which the finished products covered by the Agreement are sold by the Company and the package mix of the Brands sold by the Company.

The Coca-Cola Company must give the Company at least 90 days’ written notice before changing the incidence rate, in which event the Company has the right to terminate the Agreement by giving notice to The Coca-Cola Company not less than 15 days prior to the date the change in incidence rate is scheduled to take effect. The Company also has the right to terminate the Agreement effective at the end of the next calendar quarter by giving 30 days’ written notice if The Coca-Cola Company offers a materially different incidence pricing agreement to any other bottler.

The foregoing description of the Agreement is a summary thereof and is qualified in its entirety by the Agreement (including any exhibits thereto), which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company and its affiliates.

The Coca-Cola Company also owns approximately 34.8% of the outstanding common stock of the Company, which represents approximately 4.9% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders filed with the SEC on March 30, 2016.

Item 9.01.	Financial Statements and Exhibits.

      (d)     Exhibits.

Exhibit No.	Description	Incorporated By Reference To
10.1	2016 Incidence Pricing Letter Agreement, dated April 6, 2016, between the Company and The Coca-Cola Company, by and through its Coca-Cola North America division.	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: April 8, 2016	By:	/s/ Clifford M. Deal, III
Clifford M. Deal, III
Senior Vice President and Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported:	Commission File No:
April 6, 2016	0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To
10.1	2016 Incidence Pricing Letter Agreement, dated April 6, 2016, between the Company and The Coca-Cola Company, by and through its Coca-Cola North America division.	Filed herewith.